Exhibit 10.3

                                ESCROW AGREEMENT

              ESCROW AGREEMENT made as of August 8, 2003 by and among the Issuer and the Placement Agent whose names and addresses appear on signature page of this Escrow Agreement and Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., 666 Third Ave., New York, NY 10017, facsimile no. 212-983-3115 (the "Escrow Agent").

                                   WITNESSETH:

              WHEREAS, the Issuer proposes to sell $6,995,000 in aggregate principal amount of Secured Bridge Notes ("Tranche I Closing") and a certain number of shares of the Issuer's Common Stock constituting Investors' Shares ("Tranche II Closing") (the Secured Bridge Notes and Investors' Shares shall be collectively referred to as the "Securities"), pursuant to the terms of a Securities Purchase Agreement (the "Securities Purchase Agreement") by and among the Issuer and the investors identified therein (the "Investors") in a private offering to accredited investors (the "Offering") at any time prior to November 15, 2003 (the "Offering Period");

              WHEREAS, the aggregate proceeds anticipated to be raised in connection with the Tranche I Closing and the Tranche II Closing is a minimum of $15,200,000 and a maximum of $18,200,000 (subject to an overallotment of up to $5,000,000), which amounts do not include the Placement Agent's fees in respect of the Offering which are being reinvested in the Issuer pusuant to the Placement Agent Agreement;

              WHEREAS, in connection with the Tranche II Closing it is anticipated that the Secured Bridge Notes and the Issuer's outstanding Class D Notes in the aggregate principal amount of $1,200,000 (collectively, the "Issued Securities") will be reinvested in the Tranche II Closing and that the evidence of such notes shall be deposited with the Escrow Agent or delivered to the Issuer in connection with the Tranche II Closing;

              WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the Placement Agent or directly from Investors in connection with this private offering of the Securities are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

              WHEREAS, the Escrow Agent has an agreement with Fleet Bank to establish a special, segregated bank account into which the subscription monies, which are received by the Escrow Agent from the Placement Agent or directly from Investors and credited to the Escrow Account, are to be deposited and disbursed;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows: Terms. Each capitalized term not otherwise defined in this Escrow Agreement shall have the meaning set forth for such term in the Securities Purchase Agreement. Establishment of the Bank Account. The Escrow Agent shall establish a special, segregated interest-bearing bank account at the branch of Fleet Bank selected by the Escrow Agent (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks, cash or wire transfers) which are received by the Placement Agent from Investors and are delivered by the Placement Agent to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system directly from Investors, and (c) the disbursement of collected funds, all as described herein. On or before the date of the initial deposit in the Bank Account pursuant to this Escrow Agreement, the Placement Agent shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the "Effective Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

The Offering Period shall be deemed to commence on the date hereof and shall continue until the earlier of the (a) September 15, 2003 if the Tranche I Closing has not yet occurred, and (b) 90 days following the date of the Tranche I Closing if the Tranche II Closing has not yet occurred (or if such date is not a regular business day, then the following business day). The last day of the Offering Period, is referred to herein as the "Termination Date." Deposits to the Bank Account.

The Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from Investors, which monies shall be in the form of checks, cash, or wire transfers. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "Mintz, Levin et al., Escrow Agent for Diomed Holdings, Inc." Any check payable other than to the Escrow Agent as required hereby shall be returned to the Investor, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Escrow Agreement. All wire transfers of funds delivered to the Escrow Account shall be sent as follows:

              Bank Name:        Fleet Bank
              ABA No.:          011000390
              Bank Address:     Boston, MA  02110
                                Account Name: Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C. Client
                                         Group Account
              Account No.:      55214199
              Reference:        Sunrise/Diomed 22379001

Promptly (and in any event prior to noon on the next business day) after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts". The Escrow Agent shall cause Fleet Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name and address of the Investor, the respective amounts of Secured Bridge Notes and Investors' Shares subscribed for by such Investor and the aggregate dollar amount of such subscription (collectively, the "Subscription Information"). The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by Investors shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information identified on Schedules 1 and 2 of the Securities Purchase Agreement required with respect to such payments.

The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by Investors, whether by check, cash or wire, except during the Escrow Agent's regular business hours. Those Escrow Amounts which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund." If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agent.

Disbursement from the Bank Account.

If by the close of regular banking hours on the Termination Date the Escrow Agent has not received written instructions signed by both the Issuer and the Placement Agent then the Escrow Agent shall promptly (i) refund to each Investor the amount of payment received from such Investor which is then held in the Fund or which thereafter clears the banking system, with interest thereon, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the Investors and (ii) return any Issued Securities to the Investors that had delivered these Issued Securities to the Escrow Agent. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

If at any time up to the close of regular banking hours on the Termination Date the Escrow Agent shall have the received written instructions signed by both the Issuer and the Placement Agent with respect to either the Tranche I Closing or the Tranche II Closing, then the Escrow Agent shall promptly disburse all or a portion of the Fund in accordance with such instructions, subject to the following provisions of this Section 4.2.

With respect to the Tranche I Closing, the written instructions delivered in accordance with the above shall include, but not be limited to, instructions with respect to the following: (i) the Escrow Agent shall wire transfer in immediately available funds $6,500,000 (net of any amounts properly identified in the instructions) to the Issuer's account designated in writing to the Escrow Agent; (ii) the Issuer shall issue Secured Bridge Notes in the aggregate principal amount of $6,995,000; (iii) the Escrow Agent shall receive its entire fee pursuant to Section 8 hereof; (iv) the Placement Agent shall receive its entire placement agent fee in accordance with its Placement Agent Agreement, as may be amended from time to time, including the reimbursement of its expenses and delivery of Secured Bridge Notes in partial satisfaction of such fees, if any, and (v) legal counsel to the Investors shall receive its or their fees and expenses.

With respect to the Tranche II Closing, the written instructions delivered in accordance with the above shall include, but not be limited to, instructions with respect to the following: (i) the Escrow Agent shall wire transfer in immediately available funds any remaining amount contained in the Fund, net of any amounts properly identified in the instructions; (ii) the Issuer shall cancel the Secured Bridge Notes previously issued (including, without limitation, notes issued to the Placement Agent (or its designees) as fees under the Placement Agent Agreement) and issue that number of shares of Common Stock of the Issuer as shall be identified in the instructions; (iii) interest which has accrued on the Investors' respective Escrow Amounts shall be refunded to each Investor by drawing checks on the Bank Account for the amounts of such interest and transmitting them to the Investors or, if instructed by the Placement Agent, delivered to the Issuer as consideration for additional Investors' Shares, and (iv) such other fees and expenses shall be distributed as may be due and owing to the parties.

Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Escrow Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

The Escrow Agent shall notify the Placement Agent and the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent. In addition, the Escrow Agent shall, from time to time, upon written request therefor from any Investor, notify such requesting Investor within one business day following receipt of such request, of the Escrow Amounts which have been deposited in the Bank Account by such requesting Investor and of the aggregate amounts constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.
The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Securities Purchase Agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Escrow Agreement.

The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to Investors unless such Subscription Information is accompanied by checks, cash or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent or any Investor (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in Schedule I and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent or Investor, as the case may be, any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Escrow Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

If the Escrow Agent is uncertain as its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Escrow Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder. The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

Amendment; Resignation. This Escrow Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign for any reason upon ten (10) business days' written notice to the Issuer and the Placement Agent. After giving notice of its resignation as aforesaid, the Escrow Agent shall hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five
(5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer, the Placement Agent and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Escrow Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, the Placement Agent and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each Investor, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer and the Placement Agent in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all Liability under this Escrow Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:

No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof other then with respect to the evidence of notes which may be held.

No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof. The Subscription Information contained in Schedules 1 and 2 of the Securities Purchase Agreement shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Schedule 1.

Fees and Expenses. The Escrow Agent shall be entitled to a fee equal to $7,500, payable upon request in writing from the Escrow Agent to the Issuer. In addition, if any controversy arises under this Escrow Agreement, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Escrow Agreement, including, but not limited to, reasonable counsel fees.
Indemnification and Contribution.

The Issuer (the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.
The provisions of this Article 9 shall survive any termination of this Escrow Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

Governing Law and Assignment. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

Notices. All notices required to be given in connection with this Escrow Agreement shall be in writing and sent by reputable overnight courier with receipt confirmed or by hand delivery with receipt acknowledged, addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the signature page, and if to the Escrow Agent, at its address set forth above, to the attention of Kenneth Koch and Todd Mason. Notices given by facsimile transmission shall be effective upon confirmed receipt of such transmission but only if a hard copy of the notice so transmitted is also sent to the recipient by First Class U.S. Mail, postage prepaid.

Severability. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

Execution in Several Counterparts. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

Entire Agreement; Amendments. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith. This Escrow Agreement may not be amended except by a written instrument executed by all of the parties.

                            [Signature page Follows]

         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.


MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

By: __________________________
    Name:
    Title:

DIOMED HOLDINGS, INC.

By: __________________________
    Name:
    Title:

SUNRISE SECURITIES CORP.

By: __________________________
    Name:
    Title: